EXHIBIT 99.1

FOR MORE INFORMATION, PLEASE CONTACT Phone: 407-585-1080 Email: DIMI@hanoverelite.com

DIMI TELEMATICS INTERNATIONAL GRANTED U.S. PATENT FOR

“MONITORING AND CONTROL SYSTEMS AND METHODS”

NEW YORK, NY – (Marketwire) – October 23, 2014 – DiMi Telematics International, Inc. (OTCQB: DIMI), an environmentally-centric, cloud-based M2M (Machine-to-Machine) communications solutions provider, today announced that the United States Patent and Trademark Office has issued the Company U.S. Patent No. 8,781,633 for “Monitoring and Control Systems and Methods.”

The Company’s patent covers claims relating to communications systems and methods for monitoring and or controlling a multitude of functionalities within various facilities and/or buildings. More particularly, communications systems and methods for remotely monitoring and/or controlling a plurality of building functions relating to various utility, security, maintenance and other systems within a single building and/or several buildings. Claims also cover two-way communications systems and methods for remotely monitoring and controlling various sensors, alarms and/or other devices within a facility and/or several facilities. In some embodiments, DiMi’s patented technology provides for systems and methods that can be configured to enable remote management of building systems and sub-systems, such as HVAC, boilers, lighting, electrical systems, security systems, and any other types of systems in a building and/or buildings. It can be further configured to provide a monitoring and command interface to any building system that, in some embodiments, can be configured to use LonTalk and/or Bacnet protocol or any other protocols for communication.

Commenting on the new patent, Barry Tenzer, Chairman, President and CEO of DiMi, stated, “Issuance of this patent represents a critical milestone for our Company as we progress our plans to commercialize our innovative M2M solutions for use by commercial and residential building owners/managers. Moreover, these claims provide important protection for our proprietary technologies and allow us to further distinguish our competitive differentiation in the worldwide M2M market.”

The patent is expected to expire in 2030.

About DiMi Telematics International, Inc.

Established in 2011 and based in New York City, DiMi Telematics International, Inc. (DTI) designs, develops and distributes cloud-based, Machine-to-Machine (M2M) communications solutions used to remotely track, monitor, manage and protect multiple fixed and mobile assets in real-time from virtually any web-enabled desktop computer or mobile device. Through its proprietary software and hosted service offerings, DTI is capitalizing on the pervasiveness and data transport capabilities of wireless networks in order to facilitate communications, process and energy efficiencies between commercial and industrial business owners/managers and their respective networked control systems, sensors and devices. Strategically, DTI is focused on the M2M market segments in which it can provide highly differentiated, environmentally responsible and value-driven solutions capable of unleashing tangible productivity gains, material cost reductions, and quantifiable risk mitigation across an enterprise. For more information, please visit www.dimitelematics.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of DiMi Telematics International, Inc. could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the Company's operations or expansion, inability to hire and retain qualified personnel, changes in the general economic climate, including rising interest rates, and unanticipated events such as terrorist activities. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. For further risk factors associated with our Company, review our SEC filings.